FILED

  IN THF- OFFirE

SEcRE-rAW OF

                  STATE OF NEVADA   CERTIFICATE OF  AMENDMENT OF ARTICLES OF
                  lNCORPORATION

    OCT 2 21998




  DEAN HELLER, SECRETARY OF

               NAME OF INCORPORATOR OR DIRECTOR NAME INCORPORATOR CERTIFY
               THAT;
                    1.               THEY CONSTITUTE AT LEAST TWO-THIRDS OF THE
ORIGINAL

                    INCORPORATORS OR OF THE directors of Nicole Industries, Inc.
                       A NEVADA CORPORATION.
2.   THE ORIGINAL ARTICLES WERE FILED in THE OFFICE OF THE SECRETARY OF
STATE On.

   3. AS OF THE DATE OF THIS CERTIFICATE. NO STOCK OF THE CORPORATION HAS BEEN ISSUED.

   A. THEY HEREBY ADOPT THE FOLLOWING AMENDMENTS TO THE ARTICLES OF
INCORPORATION
OF    THIS CORPORATION,

Article Two.

The registered OFFICE of this corporation is at I 100 East William Street, Suite 207, Carson City,
NV 89701.  The resident agent is GKL Statutory Agent and Filing Services, Inc.


Article Four

The amount of the total authorized capital stock of this corporation is 100,000,000 shares all with par value $.001. Such shares are non-assessable.












                                              PERSONALLY APPEARED BEFORE RNE.
A NOTARY PUBLIC.



                                WHO, ACKNOWLEDGED T HAT THEY EXECUTED

THE ABOVE INSTRUMENT.